As filed with the Securities and Exchange Commission on January 28, 2003
Registration No. 333-76919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2101930 (I.R.S. Employer Identification No.)

4901 Glenwood Avenue Raleigh, North Carolina (Address of Principal Executive Offices)	27612 (Zip Code)

Capital Bank Corporation
Equity Incentive Plan
(Full title of the plan)

James A. Beck, President and Chief Executive Officer
Capital Bank Corporation
4901 Glenwood Avenue
Raleigh, North Carolina 27612
(Name and address of agent for service)

(919) 645-6400
(Telephone number, including area code, of agent for service)

Copy to:
John L. Jernigan, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 First Union Capitol Center
Raleigh, North Carolina 27601
(919) 821-1220

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)

Common Stock, no par value per share	400,000 shares	$10.25	$4,100,000	$1,139.80

(1)
For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the sum of the 200,000 shares originally authorized for issuance under the registrant’s Incentive Stock Option Plan and the 200,000 shares originally authorized for issuance under the registrant’s Nonqualified Stock Option Plan.

(2)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices of the common stock of the registrant reported on the Nasdaq Stock Market on April 16, 1999.

(3)	Previously paid.

EXPLANATORY NOTE

The registrant previously registered on this Registration Statement on Form S-8 (SEC File No. 333-76919) 200,000 shares of its common stock authorized for issuance under its Incentive Stock Option Plan and 200,000 shares of common stock authorized for issuance under its Nonqualified Stock Option Plan. On February 21, 2002, the registrant’s Board of Directors merged the two plans into a single plan named the Equity Incentive Plan. On May 23, 2002, the shareholders of the registrant approved the merger of the two prior plans into the Equity Incentive Plan. The sole purpose of this Post-Effective Amendment is to amend the Registration Statement to reflect the merger of the two prior plans into the Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The information contained in the registrant’s Registration Statement on Form S-8 (SEC File No. 333-76919) as filed with the Securities and Exchange Commission on April 23, 1999 is incorporated herein by this reference.

Item 3.    Incorporation of Documents by Reference

The following documents have been filed by the registrant with the Securities and Exchange Commission and are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

(c)	Current Reports on Form 8-K filed January 29, 2002 (as amended by Form 8-K/A filed January 30, 2002), May 2, 2002 and December 16, 2002; and

(d)	The description of the Company’s common stock contained in its Registration Statement on Form S-4 (Reg. No. 333-73268) filed November 13, 2001.

All documents filed by the registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this registration statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this registration statement.

Item 8.    Exhibits

The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit No.	Description

4.1(1)	Articles of Incorporation of Capital Bank Corporation

4.2(1)	Bylaws of Capital Bank Corporation

4.3(1)	Specimen Stock Certificate of Capital Bank Corporation

5(2)	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2	Consent of PricewaterhouseCoopers LLP

24(3)	Power of Attorney

(1)
Incorporated by reference to the registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Securities and Exchange Commission on October 19, 1998, as amended November 10, 1998, December 21, 1998 and February 8, 1999.

(2)	Incorporated by reference to Exhibit 5 filed with the registrant’s Registration Statement on Form S-8 (SEC File No. 333-76919) filed on April 23, 1999.

(3)	Incorporated by reference to the signature page of the registrant’s Registration Statement on Form S-8 (SEC File 333-76919) filed on April 23, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on January 27, 2003.

CAPITAL BANK CORPORATION

By:	/s/ James A. Beck

James A. Beck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 27, 2003 in the capacities indicated.

Signature	Title
/s/ James A. Beck James A. Beck	President, Chief Executive Officer and Director

/s/ Allen T. Nelson, Jr. Allen T. Nelson, Jr.	Executive Vice President, Secretary and Chief Financial Officer

/s/ William C. Burkhardt William C. Burkhardt	Director

/s/ William R. Gilliam William R. Gilliam	Director

/s/ Robert C. Jones Robert C. Jones	Director

/s/ Oscar A. Keller, Jr. Oscar A. Keller, Jr.	Director

/s/ O.A. Keller, III O. A. Keller, III	Director

/s/ Charles A. LeGrand Charles A. LeGrand	Director

/s/ James D. Moser James D. Moser	Director

/s/ Carl H. Ricker Carl H. Ricker, Jr.	Director

/s/ Samuel J. Wornom, III Samuel J. Wornom, III	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Articles of Incorporation of Capital Bank Corporation

4.2(1)	Bylaws of Capital Bank Corporation

4.3(1)	Specimen Stock Certificate of Capital Bank Corporation

5(2)	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2	Consent of PricewaterhouseCoopers LLP

24(3)	Power of Attorney

(1)
Incorporated by reference to the registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Securities and Exchange Commission on October 19, 1998, as amended November 10, 1998, December 21, 1998 and February 8, 1999.

(2)	Incorporated by reference to Exhibit 5 filed with the registrant’s Registration Statement on Form S-8 (SEC File No. 333-76919) filed on April 23, 1999.

(3)	Incorporated by reference to the signature page of the registrant’s Registration Statement on Form S-8 (SEC File 333-76919) filed on April 23, 1999.